R.G. Barry Corporation Reports 3rd Quarter Operating Results

PICKERINGTON, Ohio, May 10, 2011 Footwear and accessories marketer R.G. Barry Corporation (Nasdaq:DFZ) today reported operating results for its fiscal 2011 third quarter and nine months ended April 2, 2011.

For the quarter, the Company reported from its consolidated operations:

  A net loss of approximately $42,000, which includes about $900,000 of acquisition related costs, equates to $0.00 per diluted share, versus net earnings of $539,000 or $0.05 per diluted share, reported in the third quarter of fiscal 2010;
  Net sales of $20.1 million, down 9.4 percent from $22.2 million reported for the corresponding period last year; and
  Gross profit as a percent of net sales at 39.4 percent versus 40.4 percent in the comparable quarter one year ago.

For the nine months, on a consolidated basis, the Company reported:

  Net earnings of $8.37 million, or $0.75 per diluted share, which includes approximately $900,000 of acquisition related costs, down 24.1 percent from $11.0 million, or $1.00 per diluted share, in the comparable period of fiscal 2010;
  Net sales declined to $106.0 million from $107.2 million in the first nine months last year; and
  Gross profit as a percent of net sales was 37.1 percent versus 42.2 percent in the equivalent period of fiscal 2010.

On the consolidated balance sheet:

  Cash and short-term investments totaled $28.4 million, down from $46.7 million reported one year ago, principally as a result of acquisition activity;
  Inventory was $19.8 million, up from $14.1 million in the comparable period of fiscal 2010, primarily as a result of inventory acquired in the acquisitions of the Foot Petals and Baggallini businesses;
  Long-term debt of $25.4 million, representing new borrowing in support of the Company's recent acquisition activity; and
  Total shareholders' equity of $61.5 million, up from $57.8 million at the end of the third quarter one year ago.

Management Comments

"Fiscal 2011 has thus far been transformational for our Company," said Greg Tunney, President and Chief Executive Officer. "Our nine month results reflect the impact of incremental costs related to our previously discussed fall 2010 delivery issues. We have taken appropriate actions and consider these issues fixed. Two major factors negatively impacted our third quarter performance. A new warehouse club program launched during the third quarter last year was not repeated at the same level this year; and we experienced softness in the replenishment slipper business with our largest footwear customer. We have proactively aligned our products and business strategies for this customer to coincide with their evolving needs and are confident about the viability of our programs and the future of our long-term partnership.

"The exciting transformational aspects of this year are related to the impact our two recent acquisitions and to our decision to exit under-performing footwear businesses will have on our overall performance in fiscal 2012 and beyond. As a result of these important actions, we will enter our new year on July 3 as a more balanced, faster growing and more profitable multi-dimensional provider of footwear and accessories," Mr. Tunney said.

"We obviously are pleased by the initial positive impact of the new Foot Petals business on our third quarter consolidated performance," added Jose Ibarra, Senior Vice President Finance and Chief Financial Officer. "With the third quarter, we have begun segment financial reporting. Our business now is divided into footwear and accessories reporting segments, which are comprised of diverse customer bases, products and financial metrics. When our new Baggallini business is included in the fourth quarter results this year, it will begin to validate our new operating model, which we expect to perform at rates well above those traditionally generated by our footwear business alone."

Conference Call/Webcast Today

R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 9:00 a.m. Eastern Daylight Time today. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. To listen via the Internet, log on to http://www.videonewswire.com/event.asp?id=79121.

The conference call will also be available at 800.860.2442 (U.S.) and +1.412.858.4600 (international) until five minutes before starting time.

Replays of the call and a written transcript will be posted on the Company's Website, www.rgbarry.com, under the "Investor Room" section. Replays will also be available beginning approximately one hour after the call and through 9 a.m. Eastern May 18, 2011 at 877.344.7529 (U.S.) and +1.412.317.0088 (international); ask for conference number 450640.

About R.G. Barry Corporation

R.G. Barry Corporation creates and markets lifestyle brands and products that are functional, fashionable and that touch consumers. Our brands include: Dearfoams, the world's best-known slipper brand (www.dearfoams.com); baggallini handbags, totes and travel accessories (www.baggallini.com); and Foot Petals premium insoles and comfort products (www.footpetals.com). To learn more about our business, visit us at www.rgbarry.com.

Forward-Looking Statements

Some of the disclosures in this news release contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "could," "should," "anticipate," "believe," "estimate," or words with similar meanings. Any statements that refer to projections of our future performance, anticipated trends in our businesses and other characterizations of future events or circumstances are forward-looking statements. These statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our businesses. These risks could include, but are not limited to the following: our continuing ability to source products from third parties located outside North America; unplanned delivery and shipping costs resulting from delays in the manufacturing time for our products; competitive cost pressures; our ability to successfully integrate acquisitions, such as Baggallini, Inc. and Foot Petals, Inc.; the loss of retailer customers to competitors, consolidations, bankruptcies or liquidations; shifts in consumer preferences; the impact of the global financial crisis and general economic conditions on consumer spending; the impact of the highly seasonal nature of our footwear business upon our operations; inaccurate forecasting of consumer demand; difficulties liquidating excess inventory; disruption of our supply chain or distribution networks; and our investment of excess cash in certificates of deposit and other variable rate demand note securities. You should read this news release carefully because the forward-looking statements contained in it may (1) discuss our future expectations; (2) contain projections of our future results of operations or of our future financial condition; or (3) state other "forward-looking" information. The risk factors described in this news release and in our filings with the Securities and Exchange Commission (the SEC), in particular "Item 1A. Risk Factors" of Part I of our Annual Report on Form 10-K for the fiscal year ended July 3, 2010 (the "2010 Form 10-K"), give examples of the types of uncertainties that may cause actual performance to differ materially from the expectations we describe in our forward-looking statements. If the events described in "Item 1A. Risk Factors" of Part I of our 2010 Form 10-K occur, they could have a material adverse effect on our business, operating results and financial condition. You should also know that it is impossible to predict or identify all risks and uncertainties related to our business. Consequently, no one should consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events, except as required by applicable law. Any further disclosures in our filings with the SEC should also be considered.

R.G. BARRY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except for per share data)

	Thirteen	Thirteen	%	Thirty-nine	Forty	%
	Weeks Ended	Weeks Ended	Increase/	Weeks Ended	Weeks Ended	Increase/
	April 2, 2011	April 3, 2010	Decrease	April 2, 2011	April 3, 2010	Decrease
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Net sales	$ 20,113	$ 22,212	-9.4%	$ 106,042	$ 107,235	-1.1%
Cost of Sales	12,183	13,249	-8.0%	66,686	62,020	7.5%
Gross profit	7,930	8,963	-11.5%	39,356	45,215	-13.0%

Gross profit (as percent of ne sales)	39.4%	40.4%		37.1%	42.2%

Selling, general and administrative expenses	8,080	8,245	-2.0%	26,391	27,829	-5.2%

Operating profit	(150)	718	-120.9%	12,965	17,386	-25.4%

Other income	84	-		278	-
Interest income, net	(40)	36	-211.1%	3	211	-98.6%

Earnings, before income taxes	(106)	754	-114.1%	13,246	17,597	-24.7%

Income tax expense	(64)	215	-129.8%	4,873	6,568	-25.8%

Net earnings	$ (42)	$ 539	-107.8%	$ 8,373	$ 11,029	-24.1%

Earnings per common share
Basic	$ -	$ 0.05		$ 0.76	$ 1.02
Diluted	$ -	$ 0.05		$ 0.75	$ 1.00

Weighted average
number of common shares outstanding
Basic	11,123	10,914		11,086	10,862
Diluted	11,123	11,112		11,212	11,028

CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	April 2, 2011	April 3, 2010	July 3, 2010
	(unaudited)	(unaudited)	(audited)

ASSETS
Cash & Short term investments	$ 28,376	$ 46,702	$ 44,942
Accounts Receivable, net	13,286	10,509	8,302
Inventory	19,752	14,125	13,486
Prepaid expenses and other current assets	2,260	2,076	2,675
Total current assets	63,674	73,412	69,405

Net property, plant and equipment	4,260	3,925	4,125

Other assets	50,398	10,788	9,839
Total Assets	$ 118,332	$ 88,125	$ 83,369

LIABILITIES & SHAREHOLDERS' EQUITY
Current portion of long-term debt and notes payable	6,061	1,844	1,847
Accounts payable	3,899	2,980	3,598
Other current liabilities	3,362	6,013	4,867
Total current liabilities	13,322	10,837	10,312

Long-term debt	25,357	26	-
Accrued retirement costs and other	18,141	19,475	18,461
Shareholders' equity, net	61,512	57,787	54,596
Total liabilities & shareholders' equity	$ 118,332	$ 88,125	$ 83,369

CONTACT: Roy Youst, Investor Relations, +1-614-729-7275, or Jose G. Ibarra, Senior Vice President Finance/CFO, +1-614-864-6400